SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2012

Date of Report (Date of earliest event reported)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 1500 Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 977-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01              Other Events.

This Form 8-K is being filed in connection with an agreement to settle  certain federal litigation relating to, among other things, the Agreement and Plan of Merger dated as of April 29, 2012 as amended by Amendment No. 1 thereto, dated as of June 15, 2012, (the “Merger Agreement”), by and among Sunoco, Inc. (“Sunoco”), Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P. (“ETP GP”), Sam Acquisition Corporation (“Merger Sub”), and, for limited purposes set forth therein, Energy Transfer Equity, L.P. (“ETE”), pursuant to which, among other things, Merger Sub will be merged with and into Sunoco, with Sunoco surviving the merger as a subsidiary of ETP (the “Merger”), and the transactions contemplated thereby.

As previously disclosed in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Sunoco on August 29, 2012 (the “proxy statement/prospectus”) and Sunoco’s Current Report on Form 8-K filed with the SEC on September 25, 2012, following the announcement of the merger on April 30, 2012, eight putative class action and derivative complaints challenging the merger were filed in the Court of Common Pleas of Philadelphia County, Pennsylvania, which were subsequently consolidated pursuant to court order under the caption In re Sunoco, Inc., No. 1204-03894.  On September 24, 2012, Sunoco entered into an agreement in principle with the state court plaintiffs regarding the settlement of the claims pending in the Court of Common Pleas, Philadelphia County.

In addition, a complaint captioned Turberg v. Sunoco, Inc., et al., No. 2:12-cv-3831 (the “Federal Action”), was filed on July 6, 2012 in the United States District Court for the Eastern District of Pennsylvania.  The Federal Action named as defendants Sunoco, Sunoco’s directors, ETP, and six of ETP’s directors and officers. The complaint alleges that Sunoco and its directors violated provisions of the U.S. Securities Exchange Act of 1934 and that ETP and the directors of ETP GP violated provisions of the U.S. Securities Act of 1933 because the defendants omitted material information from the preliminary proxy statement filed on June 22, 2012 in connection with the merger.

On September 28, 2012, Sunoco entered into an agreement with the plaintiff regarding the settlement of the Federal Action.

While Sunoco believes that the claims in the Federal Action are without merit, Sunoco has agreed, in order to avoid the expense and burden of continued litigation and in exchange for the compromise of the Federal Action, to make certain supplemental disclosures related to the proposed Merger, which are set forth below.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the outstanding stockholder suit in the United States District Court for the Eastern District of Pennsylvania as described in this Form 8-K, Sunoco has agreed to make these supplemental disclosures to the proxy statement/prospectus.  This supplemental information should be read in conjunction with the proxy statement/prospectus and the supplemental disclosures included in Sunoco’s Current Report on Form 8‑K filed on September 25, 2012, which should be read in their entirety. To the extent defined  terms are used but not defined herein, they have the meanings set forth in the proxy statement/prospectus.

PROPOSAL 1:  THE MERGER

Background of the Merger

The third full paragraph on page 38 of the proxy statement/prospectus is replaced with the following:

Early in the morning on April 28, 2012, Wachtell Lipton sent ETP a revised draft of the merger agreement reflecting the agreed points and Sunoco’s positions on the remaining open issues.  During the course of the day on April 28, the parties finalized their due diligence reviews and the disclosure schedules to be delivered in connection with the merger agreement.  Wachtell Lipton and Latham & Watkins worked throughout the day to resolve remaining legal issues in the merger agreement, including with respect to the alternate structure.  The parties acknowledged that, because of the imminence of a definitive agreement being reached, the alternate structure would be difficult to fully review for Sunoco prior to that time.  Wachtell Lipton and Latham & Watkins agreed to discuss with their respective clients a structure whereby Sunoco would have the ability to request information and review the alternate structure following the signing of a merger agreement and would have the right to reasonably withhold consent for the alternate structure.

The first full paragraph on page 39 of the proxy statement/prospectus is replaced with the following:

Following the approval of the Sunoco board of directors and the ETP board of directors, the managements of ETP and Sunoco with their respective advisors finalized the last remaining open issues in accordance with instructions from their respective boards of directors, including the conditions relating to ETP’s transfer of its interest in Merger Sub, which conditions the Sunoco board believed, in consultation with its advisors, were designed to give it and its advisors an appropriate amount of time to review the implications of the modification to the transaction, including to review the potential positive or negative effects on Sunoco’s shareholders and the value of the transaction.  Additionally, the final terms of ETE’s waiver of incentive distribution rights were agreed between ETE and ETP to be $210 million over the first 12 consecutive quarters following the closing of the merger.  The parties then entered into the merger agreement on April 29, 2012 on the terms approved by the respective boards of directors.

The fourth full paragraph on page 39 of the proxy statement/prospectus is replaced with the following:

On June 4, 2012, the Sunoco board of directors held a telephonic meeting.  At the request of the Sunoco board of directors, members of Sunoco management and representatives from Credit Suisse and Wachtell Lipton were also in attendance.  At the meeting, Sunoco management updated the Sunoco board of directors on the status of the potential post-closing transactions being considered by ETE and ETP, and Sunoco’s management and advisors discussed the relative benefits and detriments of such post-closing transactions to the Sunoco shareholders who would receive ETP common units in the merger.  Credit Suisse provided the Sunoco Board of Directors with materials in advance of the June 4, 2012 meeting to facilitate its review and discussion with the Sunoco board of directors regarding the potential post-closing transactions.  At the meeting, at the request of the Sunoco board of directors, Credit Suisse confirmed to the Sunoco board of directors that if, in connection with the rendering of its opinion to the Sunoco board of directors on April 29, 2012, Credit Suisse had been instructed to assume that, in connection with the merger, ETE, ETP and Sunoco would effect the transactions contemplated by the post-closing structure, Credit Suisse would still have rendered its opinion to the Sunoco board on April 29, 2012, to the effect that subject to the assumptions, qualifications, limitations and other matters set forth therein, the aggregate merger consideration to be received by the holders of Sunoco common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.  Credit Suisse noted that the information it had reviewed indicated that giving effect to the transactions contemplated by the post-closing structure would marginally increase projected distributable and distributed cash flow per common unit of ETP in each of 2013, 2014, and 2015, and would reduce projected total debt to EBITDA ratios for ETP for each of those years.  The Sunoco board also discussed its view that the alternate structure would mean less exposure for ETP to Sunoco’s lower growth, lower multiple retail business and more exposure to the higher growth, higher multiple business of Southern Union, and that such exchange would benefit ETP’s unit holders, including former Sunoco shareholders. After discussion and deliberation, the Sunoco board of directors determined that any increases in ETP’s future distributed cash flow would potentially benefit Sunoco shareholders that received ETP common units in the merger and that nothing in the post- closing structure would cause it to change its determination that the merger was in the best interest of Sunoco and its shareholders or cause it to change its recommendation to the Sunoco shareholders to approve and adopt the merger agreement and the transactions contemplated thereby.  The Sunoco board did not consider whether to renegotiate any other aspect of the merger, including the consideration, at that time.

Opinion of Sunoco’s Financial Advisor

The first full paragraph and the related table on page 52 of the proxy statement/prospectus are replaced with the following:

Retail Business.  With respect to Sunoco’s retail business, the financial data reviewed for the selected transactions involving target companies or sellers with significant retail fuel distribution businesses included enterprise value (calculated based on the consideration paid in the relevant transaction) as a multiple of latest twelve months EBITDA.  The selected transactions and corresponding multiples were:

Date Announced	Target / Seller	Acquiror	Enterprise Value/ LTM EBITDA
09/02/10	Casey’s General Stores	7-Eleven(1)	8.4x
06/02/10	Casey’s General Stores	Alimentation Couche-Tard(1)	7.5
10/21/05	7-Eleven	IYG Holding Company	8.8
10/03/03	Circle K	Alimentation Couche-Tard	5.1
12/02/99	Exxon Mobil	Tosco	5.4
02/16/96	Circle K	Tosco	5.8

(1) Proposed, but not consummated

IMPORTANT ADDITIONAL INFORMATION IS AVAILABLE WITH THE SEC

In connection with the proposed merger between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP has filed with the U.S. Securities and Exchange Commission (the “SEC”), and the SEC declared effective on August 24, 2012, a registration statement on Form S-4 that contains a proxy statement/prospectus.  Sunoco filed a definitive proxy statement/prospectus with the SEC on August 29, 2012.  THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS.  Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors, executive officers and affiliates, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement.  Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC.  Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC.  A more complete description is available in the proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity, L.P. (“ETE”), Sunoco Logistics Partners, L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including:  the ability to consummate the proposed transaction; the ability to obtain Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of  ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP, ETE, SXL and Sunoco.  ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

By:    /s/ Joseph P. Krott

Name:  Joseph P. Krott

Title:  Comptroller

            (Principal Accounting Officer)

Dated:  September 28, 2012